Exhibit 99.1

News Release

A STAR ALLIANCE MEMBER

Worldwide Press Office:

Tel: 312.997.8640

United Streamlines Operations to Compete in Unprecedented Fuel Environment

Company Announces 17 Percent Mainline Domestic Capacity Cuts by 2009

Reducing Fleet by 100 Planes, Eliminating Oldest and Least Fuel-Efficient Aircraft

Announces Executive Changes

Chicago, June 4, 2008 – United Airlines today announced significant fleet, capacity and personnel changes, enabling the company to build a stronger, more competitive business better able to withstand record oil prices and a softening economy.

United will remove a total of 100 aircraft from its mainline fleet, including the 30 previously announced Boeing 737s, and reduce its mainline domestic capacity in the fourth quarter 2008 by 14 percent year over year. The company expects to retire all of its 94 B737s, provided it can work out terms with certain lessors, and six Boeing 747s. Over the 2008 and 2009 period, cumulative mainline domestic capacity will be reduced between 17 percent and 18 percent and cumulative consolidated capacity between 9 percent and 10 percent.

Capacity (Available Seat Miles)	Fourth Quarter 2008	Full-year 2008	Full-year 2009 (Versus FY 2007)
North America	-14.5% to -13.5%	-8.0% to -7.0%	-18.0% to -17.0%
International	-4.5% to -3.5%	+1.5% to +2.5%	-5.0% to -4.0%
Mainline	-10.5% to -9.5%	-4.0% to -3.0%	-12.5% to -11.5%
Express	+3.0% to +4.0%	Flat to +1.0%	+10.0% to +11.0%
Consolidated Domestic	-11.5% to -10.5%	-6.5% to -5.5%	-13.5% to -12.5%
Consolidated	-9.0% to -8.0%	-3.5% to -2.5%	-10.0% to -9.0%

World Headquarters 77 W. Wacker Drive, Chicago, Illinois 60601 Mailing Address: Box 66100, Chicago, Illinois 60666

“Today we are taking additional, aggressive steps that demonstrate our commitment to size our business appropriately to reflect the current market reality, leverage capacity discipline to pass commodity costs on to customers, develop new revenue streams and continue to reduce non-fuel costs and capital expenditures,” said Glenn Tilton, United’s chairman, president and CEO.  “This environment demands that we and the industry act decisively and responsibly. At United, we continue to do the right work to reduce costs and increase revenue to respond to record fuel costs and the challenging economic environment.”

With fuel at current prices, it creates more than a $3 billion challenge to overcome. United believes that these actions will offset that challenge by 2009, assuming the industry as a whole takes similar actions.

When complete, the fleet reduction is expected to retire United’s oldest and least fuel-efficient jets, and will lower the company’s average fleet age to 11.8 years. The majority of schedule changes related to the elimination of 30 B737s previously announced are currently reflected in reservation systems. Further changes related to the retirement of an additional 50 aircraft by year end will be reflected in these systems in the near future. Schedule changes will be principally accommodated through modest reductions of underperforming markets and through frequency reductions while retaining a commitment to all five U.S. hubs. About 80 planes are expected to be out of the system by the end of 2008, with the other 20 coming out by the end of 2009. The fleet reduction also includes six Boeing 747s. As part of these changes, United is eliminating its Ted product, reconfiguring that fleet’s 56 A320s to include United First class seats. The reconfiguration of the Ted aircraft will begin in spring 2009 and be completed by year-end 2009.

“The decision to dramatically reduce our capacity profile, particularly in the domestic marketplace, while over time eliminating a fleet type, is a significant step leading to a more effective and efficient operating fleet for United in the years ahead, while improving our customer experience and reliability,” said John Tague, executive vice president and chief operating officer.

As United reduces the size of its operation, it is further reducing staff. United expects to reduce the number of salaried and management employees and contractors by 1,400-1,600, including the previously announced 500 employee reduction by year-end, and the company will determine the number of front-line employee furloughs as it finalizes the schedule over the next month.

The company named Joe Kolshak senior vice president of operations, overseeing United Services, Flight Operations and Operations Control. Kolshak previously served as Delta’s executive vice president of operations, responsible for Delta’s maintenance, flight operations, ground operations, operations control, safety and security as well as the Delta Express operations. He will be based in San Francisco, and will report to Tague.

“Joe brings a depth and breadth of experience to United that will enable us to accelerate our work to improve customer service and operational performance moving us toward a goal to be the industry leader in the U.S.,” Tague said. “We are committed to building a leadership team with the capability and accountability to drive performance improvements across our company and realize the full potential of United Airlines.”

Alexandria Marren was also promoted to senior vice president – Onboard Service, and will also oversee flight attendant scheduling. She previously served as vice president – Onboard Service. Marren will report to Tague. William Yantiss, vice president – Corporate Safety, Security and Environment, also will report to Tague.

Cindy Szadokierski, who has been responsible for Operations Control, will now be vice president of United Express and Airport Operations Planning, reporting to Scott Dolan, senior vice president – Airport Operations, Cargo and United Express.  As a result of the reorganization, the company also announced that Bill Norman, senior vice president – United Services, and Sean Donohue, senior vice president – Flight Operations and Onboard Service, will be leaving United.

“We thank Bill and Sean for their many contributions during their long and successful careers with United, and wish them well in their future endeavors,” Tague said.

About United

United Airlines (NASDAQ:  UAUA) operates more than 3,200* flights a day on United, United Express and Ted to more than 200 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C.  With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States.  United also is a founding member of Star Alliance, which provides connections for our customers to 965 destinations in 162 countries worldwide.  United’s 55,000 employees reside in every U.S. state and in many countries around the world.  News releases and other information about United can be found at the company’s Web site at united.com.

*Based on United’s flight schedule between Jan. 1, 2008 and Dec. 31, 2008.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Certain statements included in this press release are forward-looking and thus reflect the company’s current expectations and beliefs with respect to certain current and future events and financial performance.  Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environment of the company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements.  Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the company’s ability to execute its business plan; the company’s ability to realize benefits from its resource optimization efforts and cost reduction initiatives; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to attract and retain customers; demand for transportation in the markets in which the company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and energy refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or its competitors; U.S. or foreign governmental legislation, regulation and other actions, including the effect of open skies agreements; the company’s ability to utilize its net operating losses; the ability of the company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the company that such matters will be realized.  The company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

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